UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported): March 17, 2008


                    HALIFAX CORPORATION OF VIRGINIA
        (Exact name of registrant as specified in its charter)


     Virginia             1-08964                54-0829246
  (State or other      (Commission File       (I.R.S. Employer
  jurisdiction of           Number)         Identification No.)
  incorporation)

        5250 Cherokee Avenue, Alexandria, Virginia     22312
        (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:(703)658-2400

                              N/A
      Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

FOREWARD-LOOKING STATEMENTS


     Certain statements in this Currant Report on Form 8-K constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future events over which we have little or no control. Forward-looking statements may be identified by words including "anticipate," "believe," "estimate," "expect" and similar expressions. We caution readers that forward-looking statements, including without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include the concentration of our revenues, risks involved in contracting with our customers, including difficulties to accurately estimate costs when bidding on a contract and the occurrence of start-up costs prior to receiving revenues and contract with fixed price provisions, government contracting risks, potential conflicts of interest, difficulties we may have in attracting and retaining management, professional and administrative staff, fluctuation in quarterly results, risks related to acquisitions and acquisition strategy, continued favorable banking relationships, the availability of capital to finance operations and ability to make payments on outstanding indebtedness, weakened economic conditions, acts of terrorism, risks related to competition and our ability to continue to perform efficiently on contracts, and other risks and factors identified from time to time in the reports we file with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

     Forward-looking statements are intended to apply only at the time they are made. Moreover, whether or not stated in connection with a forward-looking statement, the Company undertakes no obligation to correct or update a forward-looking statement should we later become aware that it is not likely to be achieved. If the Company were to update or correct a forward-looking statement, you should not conclude that the Company will make additional updates or correction thereafter.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued
Listing Rule or Standard


   On March 17, 2008, we received a letter from the American Stock Exchange, dated March 14, 2008, which indicated that we do not meet certain of the American Stock Exchange's continued listing standards as set forth in Part 10 of the Amex Company Guide. Specifically, we are not in compliance with Section 1003(a)(ii) of the Company Guide because our stockholders' equity is less than $4.0 million and we have had losses from continuing operations and/or a net loss in three out of four of its most recent fiscal years.


   Compliance with the plan must be achieved no later than September 14, 2008. We have until April 14, 2008 to provide the American Stock Exchange with a specific plan to achieve and sustain compliance with the continued listing standards. If we either fail to submit a plan or if we submit a plan and the staff of the American Stock Exchange determines that such plan does not adequately address our non-compliance with the listing standards, we may be subject to delisting proceedings. Furthermore, if our plan is accepted but we are not in compliance with the continued listing standards at the conclusion of the plan period or if we do not make progress consistent with the plan during the plan period, the staff of the American Stock Exchange will initiate delisting proceedings as appropriate. We may appeal the staff determination to initiate delisting proceedings.


   We expect to submit a plan to the American Stock Exchange to regain compliance with the continued listing standards on or before April 14, 2008.


Item 9.01     Financial Statements and Exhibits.


      Exhibit 99.1   Press release

                              SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HALIFAX CORPORATION OF VIRGINIA



Date:  March 21, 2008         By:  /s/Joseph Sciacca
                                   Joseph Sciacca
                                   Vice President, Finance & CFO